UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2005

                           Trustreet Properties, Inc.
             (Exact name of registrant as specified in its charter)


        Maryland                     1-13089                       75-2687420
(State or other jurisdiction   (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)


   450 South Orange Avenue
        Orlando, Florida                                32801
(Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (407) 540-2000

         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.

         On February 25, 2005, U.S. Restaurant Properties, Inc. (the "Company") filed a Form 8-K disclosing that it had agreed to the sale of certain Company assets and operations located in the state of Hawaii to Aloha Petroleum, Ltd. (the "Transaction"). The sale was for the Company's gas station business and terminal interest in Hawaii.

         On May 3, 2005, Trustreet Properties, Inc. ("Trustreet"), the successor to the Company, filed a Form 8-K disclosing that it had received a letter from the State of Hawaii, Department of Attorney General, indicating that the Attorney General and the Federal Trade Commission ("FTC") were conducting a joint anti-trust investigation into the proposed Transaction. The letter requested that Trustreet voluntarily provide certain documentation and information regarding the gas station business and terminal interest. Management of Trustreet fully cooperated with the investigation. Subsequent to the investigation, the FTC filed suit in federal court seeking injunctive relief to block the sale.

         On September 7, 2005, Trustreet issued a press release to announce the dismissal of the FTC's complaint against Trustreet and Aloha Petroleum, Ltd. The release is furnished as Exhibit 99.1 hereto.


Item 9.01. Financial Statements and Exhibits.

     (c)  Exhibits

          99.1   Press Release dated September 7, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 2005                          TRUSTREET PROPERTIES, INC.

                                                 By: /s/ STEVEN D. SHACKELFORD
                                                     --------------------------
                                                     Steven D. Shackelford
                                                     Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.     Description

    99.1        Press Release dated September 7, 2005